                                  Exhibit 99.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

     Pursuant to Section 1350 of Title 18 of the United States Code, I, Richard
J. DePiano, the Chairman and Chief Executive Officer of Escalon Medical Corp. (the "Company"), hereby certify that, to the best of my knowledge:

     1. The Company's Form 10-Q Quarterly Report for the Period ended December 31, 2002 (the "Report") fully complies with the requirements of
          Section 13(a) of the Securities Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  April 10, 2003                       /s/ Richard J. DePiano
                                            ------------------------------------
                                            Richard J. DePiano
                                            Chairman and Chief Executive Officer



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